EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)

                                          THREE MONTHS ENDED  NINE MONTHS ENDED
                                          SEPTEMBER 30, 1997  SEPTEMBER 30, 1997
                                             -------------      -------------
PRIMARY EARNINGS (NOTE A:)
Income before extraordinary loss
  and cumulative effect of
  accounting changes ........................  $ 1,634             $  1,988
                                               -------             --------
Subtotal ....................................    1,634                1,988

Net income applicable to
  common stock ..............................  $ 1,634             $  1,988
                                               =======             ========
SHARES:
Weighted average number
  of common shares outstanding ..............   14,579               10,255
Assuming conversion of dilutive
  stock options .............................      732                  766
                                               -------             --------
Weighted average number of common
  shares outstanding as adjusted ............   15,311               11,021
                                               =======             ========
PRIMARY EARNINGS PER COMMON SHARE:
Net income ..................................  $   .11             $    .18
                                               =======             ========
FULLY DILUTED EARNINGS (NOTE A:)
Net income applicable to common stock .......  $ 1,634             $  1,988
Interest expense, net of tax,
  related to dilutive convertible debt ......     --                  --
                                               -------             --------
Net income as adjusted ......................  $ 1,634             $  1,988
                                               =======             ========
SHARES:
Weighted average number of common
  shares outstanding ........................   14,579               10,255
Assuming conversion of dilutive
  convertible debt ..........................     --                  --
Assuming conversion of dilutive
  stock options .............................      753                  771
                                               -------             --------
Weighted average number of common
  shares outstanding as adjusted ............   15,332               11,026
                                               =======             ========
FULLY DILUTED EARNINGS PER COMMON SHARE:
Net income ..................................  $   .11             $    .18
                                               =======             ========

Note A:   This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.